UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2019

M/I HOMES, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-12434	31-1210837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 Easton Oval, Suite 500	Columbus Ohio 43219
(Address of principal executive offices)	(Zip Code)

(614) 418-8000
(Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $.01	MHO	New York Stock Exchange

Item 5.07 Submission of Matters to Vote of Security Holders.

The results of the matters voted on by shareholders at the 2019 Annual Meeting were as follows:

1)
The following individuals were elected as directors of the Company to serve until the Company’s 2022 Annual Meeting of Shareholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal:

Nominee	Votes for	Votes Withheld	Broker Non-Votes
Friedrich K.M. Böhm	22,581,117	1,548,462	1,427,198
William H. Carter	23,937,317	192,262	1,427,198
Robert H. Schottenstein	22,998,365	1,131,214	1,427,198

2)	The shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
23,280,230	827,936	21,413	1,427,198

3)	The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2019 fiscal year.

Votes For	Votes Against	Votes Abstained
24,918,322	635,755	2,700

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2019

M/I Homes, Inc.

By:	/s/Ann Marie W. Hunker
Ann Marie W. Hunker
Vice President, Controller
and Chief Accounting Officer